Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report (the “Report”) of J. C. Penney Company, Inc. for calendar year 2019 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended.

J. C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. (“JCPenney” or the “Company”). Our business consists of selling merchandise and services to consumers through our approximately 846 department stores in the United States and Puerto Rico (as of December 31, 2019) and through our Internet website at jcpenney.com, which utilizes fully optimized applications for desktop, mobile and tablet devices. We primarily sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney and home furnishings. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography and custom window decorating.

The products in our department stores and online fall into three broad categories: JCPenney Private Brand products made specifically for us, Exclusive Brand products designed for JCPenney with licensed trademarks and sometimes sourced by us, and National Brand products made by other companies and sold in JCPenney department stores and online. For certain Private Brand and certain licensed Exclusive Brand products, JCPenney creates the product design and provides product specifications including materials, fabrics, trims, notions and components. JCPenney also manufactures certain Private Brand window coverings according to customer specifications as part of our custom decorating services.

We are filing this Report because, based on a reasonable country of origin inquiry (“RCOI”), certain products that we manufacture or contract to manufacture contain cassiterite, columbite-tantalite (coltan), gold or wolframite or their derivatives tin, tantalum and tungsten (collectively, “3TG”) that may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), which minerals may be considered necessary to the functionality or production of such products (the “Conflict Minerals”).

As is required, we have conducted in good faith a RCOI reasonably designed to determine whether the Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources. Our RCOI process included conducting an inquiry of certain high-risk suppliers for our Private Brand and Exclusive Brand products and our custom decorating suppliers using a Conflict Minerals Survey which was developed based on the Electronic Industry Citizenship Coalition - Global E-Sustainability Initiative’s (“EICC-GeSI”) Conflict Minerals Reporting Template (“CMRT”). We relied upon our suppliers' representations regarding the origin of Conflict Minerals used in their products as well as their smelter data to determine the source of Conflict Minerals within our supply chain. Based on the results of our RCOI, as is required, we performed due diligence on the source and chain of custody of the Conflict Minerals.

The following product categories in certain of our Private Brands and licensed Exclusive Brands may contain 3TG: apparel containing certain trim such as zippers, handbags, and window coverings (the “Covered Products”).

Part I. Due Diligence

We conducted due diligence on the source and chain of custody of 3TG in our Covered Products in accordance with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), an internationally recognized due diligence framework.

We purchase our merchandise from a broad base of domestic and foreign suppliers. As a retail company who purchases goods from suppliers, JCPenney is several levels removed from the actual mining of Conflict Minerals. JCPenney does not make purchases of raw ore or unrefined 3TG. Our implementation of the OECD Guidance is discussed below.

OECD Guidance Step One: Establish Strong Company Management System

JCPenney has an internal Conflict Minerals team led by the Global Trade Compliance Team, which coordinates and oversees the implementation of the Company’s compliance with the Conflict Minerals rules and regulations. The Conflict Minerals team works with members from Product Development & Design, Sourcing, Legal and Internal Audit. The working group evaluates product categories for potential 3TG and routinely educates members of the sourcing organization regarding the Company’s Conflict Minerals program.

The Conflict Minerals team employs a system of controls through the use of a due diligence tool created by the EICC-GeSI’s Responsible Minerals Initiative (“RMI”). JCPenney is an active member of RMI and utilizes the tools made available to members to vet and confirm smelters reported by suppliers.

JCPenney’s Conflict Minerals Policy establishes the following expectations for suppliers:

•	Suppliers may not include in any products sold to JCPenney any 3TG mined in the Covered Countries that fund armed conflict.

•
Suppliers are required to develop Conflict Minerals policies, due diligence frameworks and management systems consistent with the OECD Guidance and to drive those efforts throughout their supplier chain.

•	Suppliers of certain JCPenney products will be required to provide written evidence of due diligence documentation including completion of a CMRT.

•
Suppliers must use smelters or refiners that are conformant with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols as the source for any of the Conflict Minerals used in the products sold to JCPenney.

JCPenney’s Conflict Minerals Policy is publicly available on the Company’s website at
https://www.jcpenney.com/dotcom/images/2018_ConflictMineralsPolicyv2.pdf and includes information regarding how questions can be addressed or policy violations may be reported.

JCPenney publishes its Conflict Minerals Bulletin to Suppliers through its online Supplier Portal. The 2019 Supplier Bulletin reiterated JCPenney’s Conflict Minerals Policy and provided instructions for submitting a CMRT. As outlined in the Bulletin, certain Private Brand, Exclusive Brand and custom decorating suppliers identified as high risk based on the Company’s risk matrix were required to submit a CMRT to JCPenney. All Private Brand, Exclusive Brand and custom decorating suppliers that indicated their products contained 3TG were also required to complete an online training course on Conflict Minerals.

JCPenney has a mechanism for suppliers and associates to report any Conflict Minerals issues or concerns including a unique e-mail address for Conflict Minerals. This e-mail address is published in the Company’s Conflict Minerals Policy as well as in the Supplier Bulletin.

OECD Guidance Step Two: Identify and Assess Risk in the Supply Chain

The Conflict Minerals team developed a formal interview questionnaire that was used to discuss design process and development with the associates involved in sourcing for all categories to identify whether JCPenney contracts to manufacture any products. After narrowing the Company’s products to those which the Company contracts to manufacture, our due diligence process involved all identified high-risk suppliers for the identified Private Brand and Exclusive Brand products and all identified custom decorating suppliers. We developed our supplier list for our due diligence process by compiling and comparing supplier information from several sources and sent CMRT to all suppliers identified as potentially containing 3TG. The CMRT responses were compiled to identify which suppliers use 3TG in manufacturing.

During 2019, JCPenney identified 69 Private Brand and Exclusive Brand suppliers considered high-risk. Out of the 69 identified, 4 are custom decorating suppliers. JCPenney obtained certifications (“Conflict Minerals Certifications”) from all but 3 of the identified suppliers in which each such supplier certified that (i) all products sold to JCPenney and its subsidiaries comply with JCPenney’s Supplier Principles, (ii) such supplier has developed or will develop appropriate Conflict Minerals policies and (iii) such supplier has developed, or will develop, a due diligence framework and management system consistent with the OECD Guidance. Two of the 3 unreturned certifications are from suppliers with whom JCPenney no longer does business. Based on the survey responses 62 (or 90%) of the Private Brand and Exclusive Brand suppliers indicated that their products supplied to the Company do not contain 3TG. There were 4 surveyed suppliers who reported that their products contain 3TG. Those 4 suppliers identified a total of 294 different smelters, of which 231 (or 79%) were determined by RMI to be conformant with RMAP assessment protocols.

OECD Guidance Step Three: Design and Implement a Strategy to Respond to Identified Risks

The Company has identified several initiatives to reduce the risk that its products may contain Conflict Minerals that benefit armed groups, including the following:

Conduct additional Conflict Minerals training for suppliers
JCPenney has developed an exclusive interactive online course on Conflict Minerals. The online Conflict Minerals course is required to be completed by all new direct import Private Brand and Exclusive Brand suppliers, any indirect Private Brand and Exclusive Brand suppliers and any custom decorating suppliers where there is a high likelihood that products supplied by such supplier would contain 3TG. Of the 69 suppliers that were identified as high-risk, all but 3 completed the online Conflict Minerals refresher training within the required 3-year timeframe. Of those 3, one no longer does business with JCPenney. Additionally, one supplier has not taken their initial training. The 4 suppliers who claimed 3TG in their products were among the suppliers who completed the course.
Continue active participation in industry initiatives.
JCPenney is an active member of RMI. RMI is an industry initiative that audits smelters’ and refiners’ due diligence activities. In addition, RMI provides its members with a range of tools and resources including the CMRT and RCOI data as well as a wide range of guidance documents on conflict minerals.

JCPenney intends to continue its efforts in the following areas:

•	Drive compliance through education and training.

•	All new suppliers who are identified as high-risk will re-take the Conflict Minerals online course every three years.

•	Continue to require a Conflict Minerals Certification as part of the onboarding requirements for new direct import and certain indirect import Private Brand and Exclusive Brand suppliers

•	Continue participation in industry initiatives and third-party audit programs

•	Engage with suppliers to seek further development of Conflict Minerals programs

•	Continue engagement with internal audit partners to evaluate internal controls related to Conflict Minerals

OECD Guidance Step Four: Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

JCPenney does not carry out its own independent audit of smelters. As outlined in the OECD Guidance, the internationally recognized standard on which the Company’s Conflict Minerals due diligence is based, the Company supports RMI, an industry initiative that audits smelters’ and refiners’ due diligence activities. The data on which the Company relied for certain statements in this Report was obtained through the Company’s membership in RMI.

JCPenney compared the smelters identified by suppliers for 2019 with RMI’s RMAP Conformant Smelter & Refiners list. Of the 294 smelters identified by suppliers, 231 (or 79%) were determined by RMI to be conformant with RMAP assessment protocols.

A list of the 231 conformant smelters that process Conflict Minerals and were identified by the Company’s suppliers for 2019 is attached to this Report as Appendix A. A list of the countries of origin of the Conflict Minerals processed by the smelters listed on Appendix A that are known to the Company is attached to this Report as Appendix B. The listed countries of origin are derived from information provided by RMI.

OECD Guidance Step Five: Report on Supply Chain Due Diligence

JCPenney filed its Form SD and Conflict Minerals Report for the calendar year ended December 31, 2019, which is available at https://www.jcpenney.com/jsp/browse/marketing/promotion.jsp?&pageId=pg40036000011.

Part II. Product Description

Our in-scope products included:

•	Apparel that contains certain trim, such as zippers or hook-n-eyes

•	Handbags

•	Window coverings

With respect to these product categories, significant efforts were made to obtain further information on the origin of 3TG used therein. As described in this Report, additional information was requested and clarifications to responses on the supplier’s CMRT.

Part III. Audit Report

This Report has not been subject to an independent private sector audit as allowed under applicable Securities and Exchange Commission guidance.

Appendix A
Smelter List as Provided by JCPenney Suppliers

* Denotes smelters which have been determined by RMI to be conformant with RMAP assessment protocols as of April 2, 2020.

Mineral	Standard Smelter Name	Smelter ID	Smelter Location
Tungsten	A.L.M.T. Corp.*	CID000004	Toyama City, Toyama, Japan
Gold	Advanced Chemical Company*	CID000015	Warwick, Rhode Island, United States of America
Gold	Aida Chemical Industries Co., Ltd.*	CID000019	Fuchu, Tokyo, Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	Pforzheim, Baden-Württemberg, Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	Almalyk, Toshkent, Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	Nova Lima, Minas Gerais, Brazil
Gold	Argor-Heraeus S.A.*	CID000077	Mendrisio, Ticino, Switzerland
Gold	Asahi Pretec Corp.*	CID000082	Kobe, Hyogo, Japan, Japan
Gold	Asaka Riken Co., Ltd.*	CID000090	Tamura, Fukushima, Japan
Tantalum	Asaka Riken Co., Ltd.*	CID000092	Tamura, Fukushima, Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Istanbul, Istanbul, Turkey
Tungsten	Kennametal Huntsville*	CID000105	Huntsville, Alabama, United States of America
Gold	Aurubis AG*	CID000113	Hamburg, Hamburg, Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines) *	CID000128	Quezon City, Rizal, Philippines
Gold	Boliden AB*	CID000157	Skelleftehamn, Västerbottens län [SE-24], Sweden
Gold	C. Hafner GmbH + Co. KG*	CID000176	Pforzheim, Baden-Württemberg, Germany
Gold	Caridad	CID000180	Nacozari, Sonora, Mexico
Gold	CCR Refinery - Glencore Canada Corporation*	CID000185	Montréal, Quebec, Canada
Gold	Cendres + Metaux S.A.*	CID000189	Biel-Bienne, Bern, Switzerland
Gold	Yunnan Copper Industry Co., Inc.	CID000197	Kunming, Yunnan Sheng, China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	Changsha, Hunan Sheng, China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	Chaozhou, Guangdong Sheng, China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	Chenzhou, Hunan Sheng, China
Gold	Chimet S.p.A.*	CID000233	Arezzo, Toscana, Italy
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	Ganzhou, Jiangxi Sheng, China
Gold	Chugai Mining*	CID000264	Chiyoda, Tokyo, Japan
Tungsten	CNMC (Guangxi) PGMA Co., Ltd	CID000281	Henzhou, Guangxi Zhuangzu Zizhiqu, China
Tin	Alpha*	CID000292	Altoona, Pennsylvania, United States of America
Gold	Dayne Non-Ferrous Metals Mining Ltd.	CID000343	Huangshi, Hubei Sheng Sheng, China
Gold	DSC (Do Sung Corporation)*	CID000359	Gimpo, Gyeonggi-do, Korea, Republic Of
Gold	DODUCO Contacts and Refining GmbH*	CID000362	Pforzheim, Baden-Württemberg, Germany
Gold	Dowa*	CID000401	Kosaka, Akita, Japan
Tin	Dowa*	CID000402	Kosaka, Akita, Japan
Gold	Eco-System Recycling Co., Ltd. East Plant*	CID000425	Honjo, Saitama, Japan
Tin	EM Vinto*	CID000438	Oruro, Oruro, Bolivia
Tin	Estanho de Rondonia S.A.	CID000448	Ariquemes, Rondonia, Brazil
Tantalum	Exotech Inc.*	CID000456	Pompano Beach, Florida, United States of America
Tantalum	F&X Electro-Materials Ltd.*	CID000460	Jiangmen, Guangdong Sheng, China
Tin	Fenix Metals*	CID000468	Chmielów, Podkarpackie, Poland
Gold	OJSC Novosibirsk Refinery*	CID000493	Novosibirsk, Novosibirskaya oblast', Russian Federation
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CID000499	Yanshi, Longyan, Fujian Sheng, China
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Lanzhou, Gansu Sheng, China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538	Gejiu, Yunnan Sheng, China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CID000555	Gejiu, Yunnan Sheng, China
Tungsten	Global Tungsten & Powders Corp.*	CID000568	Towanda, Pennsylvania, United States of America

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CID000616	Yingde, Guangdong Sheng,
Gold	Guoda Safina High-Tech Environmental Refinery Co.,Ltd.	CID000651	Zhaoyuan, Shandong Sheng, China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Fyuan, Zhenjiang Sheng, China
Gold	LT Metal Ltd.*	CID000689	Seo-gu, Incheon-gwangyeoksi, Korea Republic Of
Gold	Heimerle + Meule GmbH*	CID000694	Pforzheim, Baden-Württemberg, Germany
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	Fanling, Hong Kong SAR, China
Gold	Heraeus Precious Metals GmbH & Co. KG*	CID000711	Hanau, Hessen, Germany
Tin	Huichang Jinshunda Tin Co., Ltd.*	CID000760	Ganzhou, Jiangxi Sheng, China
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	Yuanling, Hunan Sheng, China
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Yuanling, Hunan Sheng, China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	Hengyang, Hunan Sheng, China
Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	CID000773	Chenzhou, Hunan Sheng, China
Gold	Hwa Seong CJ Co., Ltd.	CID000778	Danwon, Gyeonggi-do, Korea Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	Hohhot, Nei Mongol Zizhiqu, China
Gold	Ishifuku Metal Industry Co., Ltd.*	CID000807	Soka, Saitama, Japan
Gold	Istanbul Gold Refinery*	CID000814	Kuyumcukent, Ýstanbul, Turkey
Gold	Japan Mint*	CID000823	Osaka, Osaka, Japan
Tungsten	Japan New Metals Co., Ltd.*	CID000825	Akita City, Akita, Japan
Gold	Jiangxi Copper Co., Ltd.*	CID000855	Guixi City, Jiangxi Sheng, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	Ganzhou, Jiangxi Sheng, China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	Jiujiang, Jiangxi Sheng, China
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	Jiujiang, Jiangxi Sheng, China
Gold	Asahi Refining USA Inc.*	CID000920	Salt Lake City, Utah, United States of America
Gold	Asahi Refining Canada Ltd.*	CID000924	Brampton, Ontario, Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Verkhnyaya Pyshma, Sverdlovskaya , Russian Federation
Gold	JSC Uralelectromed*	CID000929	Verkhnyaya Pyshma, Sverdlovskaya oblast', Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	Ôita, Ôita, Japan
Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	Gejiu, Yunnan Sheng, China
Gold	Kazakhmys Smelting LLC	CID000956	Balkhash, Qaraghany-oblysy, Kazakhstan
Gold	Kazzinc*	CID000957	Ust-Kamenogorsk, Qaraghandy oblysy, Kazakhstan
Tungsten	Kennametal Fallon*	CID000966	Fallon, Nevada, United States of America
Gold	Kennecott Utah Copper LLC*	CID000969	Magna, Utah, United States of America
Gold	Kojima Chemicals Co., Ltd.*	CID000981	Sayama, Saitama, Japan
Gold	Kyrgyzaltyn JSC*	CID001029	Bishkek, Chüy, Kyrgyzstan
Gold	L’azurde Company for Jewelry	CID001032	Riyadh, Ar Riyad, Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	CID001056	Lingbao, Henan Sheng, China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Lingbao, Henan Sheng, China
Tin	China Tin Group Co., Ltd.*	CID001070	Laibin, Guangxi Zhuangzu Zizhiqu, China
Tantalum	LSM Brasil S.A.*	CID001076	São João del Rei, Minas Gerais, Brazil
Gold	LS-NIKKO Copper Inc.*	CID001078	Onsan-eup, Ulsan-gwangyeoksi, Korea Republic Of
Gold	Luoyang-Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Luoyang, Henan Sheng, China
Tin	Malaysia Smelting Corporation (MSC)*	CID001105	Butterworth, Pulau Pinang, Malaysia
Gold	Materion*	CID001113	Buffalo, New York, United States of America
Gold	Matsuda Sangyo Co., Ltd.*	CID001119	Iruma, Saitama, Japan
Tin	Metallic Resources, Inc.*	CID001142	Twinsburg, Ohio, United States of America
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	Suzhou Industrial Park, Jiangsu Sheng, China
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	Kwai Chung, Hong Kong SAR, China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	Singapore, South West, Singapore
Gold	Metalor Technologies S.A.*	CID001153	Marin, Neuchâtel, Switzerland
Gold	Metalor USA Refining Corporation*	CID001157	North Attleboro, Massachusetts, United States of America

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	Torreon, Coahuila de Zaragoza, Mexico
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	District Raigad, Maharashtra, India
Tin	Mineracao Taboca S.A.*	CID001173	Bairro Guarapiranga, Pirapora do Bom Jesus City, São Paulo, Brazil
Tantalum	Mineracao Taboca S.A.*	CID001175	Presidente Figueiredo, Amazonas, Brazil
Tin	Minsur*	CID001182	Paracas, Ika, Peru
Gold	Mitsubishi Materials Corporation*	CID001188	Naoshima, Kagawa, Japan
Tin	Mitsubishi Materials Corporation*	CID001191	Asago, Hyogo, Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	Omuta, Fukuoka, Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	Takehara, Hiroshima, Japan
Tantalum	NPM Silmet AS*	CID001200	Sillamäe, Ida-Virumaa, Estonia,
Gold	Moscow Special Alloys Processing Plant*	CID001204	Obrucheva, Moskva, Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	Bahçelievler, Ýstanbul, Turkey
Tin	Jiangxi New Nanshan Technology Ltd.*	CID001231	Ganzhou, Jiangxi Sheng, China
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Navoi, Navoiy, Uzbekistan
Gold	Nihon Material Co., Ltd.*	CID001259	Noda, Chiba, Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	Shizuishan City, Ningxia Huizi Zizhiqu, China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	CID001314	Sriracha, Chon Buri, Thailand
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	Nara-shi, Nara, Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	CID001326	Krasnoyarsk, Krasnoyarskiy kray
Tin	Operaciones Metalurgicas S.A.*	CID001337	Oruro, Oruro
Gold	PAMP S.A.*	CID001352	Castel San Pietro, Ticino
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Penglai, Yantai, Shandong Sheng, China
Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	Kasimov, Ryazanskaya oblast', Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	Jakarta, Jakarta Raya, Indonesia
Tin	PT Artha Cipta Langgeng*	CID001399	Sungailiat, Kepulauan Bangka Belitung, Indonesia
Tin	PT Mitra Stania Prima*	CID001453	Sungailiat, Kepulauan Bangka Belitung, Indonesia
Tin	PT Refined Bangka Tin*	CID001460	Sungailiat, Kepulauan Bangka Belitung Indonesia
Tin	PT Timah Tbk Kundur*	CID001477	Kundur, Riau, Indonesia
Tin	PT Timah Tbk Mentok*	CID001482	Mentok, Kepulauan Bangka Belitung, Indonesia
Gold	PX Precinox S.A.*	CID001498	La Chaux-de-Fonds, Neuchâtel, Switzerland
Tantalum	QuantumClean*	CID001508	Carrollton, Texas, United States of America
Gold	Rand Refinery (Pty) Ltd.*	CID001512	Germiston, Gauteng, South Africa
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CID001522	Zhuzhou, Hunan Sheng, China
Gold	Royal Canadian Mint*	CID001534	Ottawa, Ontario, Canada
Tin	Rui Da Hung*	CID001539	Taoyuan, Taoyuan, Taiwan, Province of China
Gold	Sabin Metal Corp.	CID001546	Willston, North Dakota, United States of America
Gold	Samduck Precious Metals*	CID001555	Namdong, Incheon-gwangyeoksi, Korea Republic Of
Gold	Samwon Metals Corp.	CID001562	Changwon, Gyeongsangnam-do, Korea, Republic Of
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	Madrid, Madrid, Comunidad de
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Laizhou, Shandong Sheng, China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	Zhaoyuan, Shandong Sheng, China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	Chengdu, Sichuan Sheng, China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	CID001756	Shyolkovo, Moskovskaja oblast', Russian Federation
Tin	Soft Metais Ltda.*	CID001758	Bebedouro, São Paulo, Brazil
Gold	Solar Applied Materials Technology Corp.*	CID001761	Tainan City, Tainan, Taiwan, Province of China
Tantalum	Solikamsk Magnesium Works OAO*	CID001769	Solikamsk, Permskiy kray, Russian Federation
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	Saijo, Wehime, Japan
Tantalum	Taki Chemical Co., Ltd.*	CID001869	Harima, Hyogo, Japan
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	Hiratsuka, Kanagawa, Japan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	CID001889	Halong City, Tây Ninh, Vietnam

Tantalum	Telex Metals*	CID001891	Croydon, Pennsylvania, United States of America
Tin	Thaisarco*	CID001898	Amphur Muang, Phuket, Thailand
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	Geiju, Yunnan Sheng, China
Gold	Great Wall Precious Metals Co., Ltd. Of CBPM	CID001909	Chengdu, Sichuan Sheng, China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CID001916	Laizhou, Shandong Sheng, China
Gold	Tokuriki Honten Co., Ltd.*	CID001938	Kuki, Saitama, Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Tongling City, Anhui Province China
Gold	Torecom*	CID001955	Asan, Chungcheongnam-do, Korea, Republic Of
Tantalum	Ulba Metallurgical Plant JSC*	CID001969	Ust-Kamenogorsk, Qaraghandy oblysy, Kazakhstan
Gold	Umicore Brasil Ltda.*	CID001977	Guarulhos, São Paulo, Brazil
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	Hoboken, Antwerpen, Austria
Gold	United Precious Metal Refining, Inc.*	CID001993	Alden, New York, United States of America
Gold	Valcambi S.A.*	CID002003	Balerna, Ticino, Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	Newburn, Western Australia, Australia
Tin	White Solder Metalurgia e Mineracao Ltda.*	CID002036	Ariquemes, Rondônia, Brazil
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	St. Martin i-S, Steiermark, Austria
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	Xiamen, Fujian Sheng, China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CID002095	Shaoguan, Guangdong Sheng, China
Gold	Yamakin Co., Ltd.*	CID002100	Konan, Kochi, Japan
Gold	Yokohama Metal Co., Ltd.*	CID002129	Sagamihara, Kanagawa, China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	Gejiu, Yunnan Sheng, China
Tin	Yunnan Tin Company Limited*	CID002180	Gejiu, Yunnan Sheng, China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	Sanmenxia, Henan Sheng, China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	Shanghang, Fujian Sheng, China
Gold	Morris and Watson	CID002282	Auckland, Auckland, New Zealand
Gold	SAFINA, A.S.	CID002290	Vestec, Prah-zapad, Czechia
Gold	Guangdong Jinding Gold Limited	CID002312	Guangzhou, Guangdon Sheng, China
Gold	Jiangxi Minmetals Gao’an Non-ferrous Metal Co., Ltd.	CID002313	Gao’an, Jiangxi Sheng, China
Gold	Umicore Precious Metals Thailand*	CID002314	Khwaeng Dok Mai, Krung Thep Maha Nakhon, Thailand
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	Ganzhou, Jiangxi Sheng, China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	Ganzhou, Jiangxi Sheng, China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	Ganzhou, Jiangxi Sheng, China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318	Tonggu, Jiangxi Sheng, China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	Nanfeng Xiaozhai, Yunnan Sheng, China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	Xiamen, Fujian Sheng, China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CID002321	Xiushui, Jiangxi Sheng, China
Gold	Geib Refining Corporation*	CID002459	Warwick, Rhode Island, United States California
Tin	Magnu's Minerais Metais e Ligas Ltda.*	CID002468	São João del Rei, Minas Gerais, Brazil
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	Hengyang, Hunan Sheng, China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	Ganzhou, Jiangxi Sheng, China
Tin	Melt Metais e Ligas S.A.*	CID002500	Ariquemes, Rondônia, Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502	Vinh Bao District, Hai Phong, Vietnam
Tin	PT ATD Makmur Mandiri Jaya*	CID002503	Sungailiat, Kepulauan Bangka Belitung, Indonesia
Tantalum	D Block Metals, LLC*	CID002504	Gastonia, North Carolina, United States of America
Tantalum	FIR Metals & Resource Ltd.*	CID002505	Zhuzhou, Hunan Sheng, China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	Jiujiang, Jiangxi Sheng, China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CID002508	YunFu City, Guangdong Sheng, China
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	Mewat, Haryana, India
Gold	KGHM Polska Miedz Spolka Akcyjna*	CID002511	Lubin, Dolnoœl¹skie, Poland
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	Fengxin, Jiangxi Sheng, China

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	Chenzhou, Hunan Sheng, China
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Msasa, Harare, Zimbabwe
Gold	Singway Technology Co., Ltd.*	CID002516	Dayuan, Taoyuan, Taiwan, Province of China
Tin	O.M. Manufacturing Philippines, Inc.*	CID002517	Rosario, Cavite, Philippines
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Laizhou, Shandong Sheng, China
Tantalum	KEMET Blue Metals*	CID002539	Matamoros, Tamaulipas, Mexico
Tungsten	H.C. Starck Tungsten GmbH*	CID002541	Goslar, Niedersachsen, Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	CID002542	Laufenburg, Baden-Württemberg, Germany
Tungsten	Masan Tungsten Chemical LLC (MTC)*	CID002543	Dai Tu, Thái Nguyên, Vietnam
Tantalum	H.C. Starck Co., Ltd.*	CID002544	Map Ta Phut, Rayong, Thailand
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	CID002545	Goslar, Niedersachsen, Germany
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	Hermsdorf, Thüringen, Germany
Tantalum	H.C. Starck Inc.*	CID002548	Newton, Massachusetts, United States of America
Tantalum	H.C. Starck Ltd.*	CID002549	Mito, Ibaraki, Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	CID002550	Laufenburg, Baden-Württemberg, Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	Ganzhou, Jiangxi Sheng, China
Tantalum	Global Advanced Metals Boyertown*	CID002557	Boyertown, Pennsylvania, United States of America
Tantalum	Global Advanced Metals Aizu*	CID002558	Aizuwakamatsu, Fukushima, Japan
Gold	Al Etihad Gold Refinery DMCC*	CID002560	Dubai, Dubayy, United Arab Emirates
Gold	Emirates Gold DMCC*	CID002561	Dubai, Dubayy, United Arab Emirates
Gold	International Precious Metal Refiners	CID002562	Dubai, Dubayy, United Arab Emirates
Gold	Kaloti Precious Metals	CID002563	Dubai, Dubayy, United Arab Emirates
Gold	Sudan Gold Refinery	CID002567	Khartoum, Khartoum, Sudan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tinh Tuc, Cao Bang, Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Quy Hop, NgheAn, Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Tan Quang, Tuyen Quang, Vietnam
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CID002579	Hengyang, Hunan Sheng, China
Gold	T.C.A S.p.A*	CID002580	Capolona, Toscana, Italy
Gold	REMONDIS PMR B.V.*	CID002582	Moerdijk, Noord-Brabant, Netherlands
Gold	Fujairah Gold FZC	CID002584	United Arab Emirates
Gold	Tony Goetz NV	CID002587	Antwerp, Antwerpen, Belgium
Tungsten	Niagara Refining LLC*	CID002589	Depew, New York, United States of America
Gold	Korea Zinc Co., Ltd.*	CID002605	Gangnam, Seoul-teukbyeolsi, Korea, Republic of
Gold	Marsam Metals*	CID002606	Sao Paolo, São Paulo, Brazil
Gold	TOO Tau-Ken-Altyn*	CID002615	Astana, Almaty, Kazakhstan
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CID002645	Ganzhou, Jiangxi Sheng, China
Tungsten	Jiangxi Zianglu Tungsten Co., Ltd.	CID002647	Huanglong, Jiangxi Sheng, China
Tungsten	Hydrometallurg, JSC*	CID002649	Nalchik, Kabardino-Balkarskaya Respublika, Russian Federation
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Quy Hop, Nghe An, Vietnam
Tin	Resind Industria e Comercio Ltda.*	CID002706	São João del Rei, Minas gerais, Brazil
Tantalum	Resind Industria e Comercio Ltda.*	CID002707	São João del Rei, Minas gerais, Brazil
Gold	Abington Reldan Metals, LLC	CID002708	Pennsylvania, United States
Tungsten	Unecha Refractory metals plant*	CID002724	Unecha, Bryanskaya oblast'
Tin	Super Ligas	CID002756	Sao Paulo, Brazil
Gold	SAAMP*	CID002761	Paris, Île-de-France, France
Gold	L'Orfebre S.A.*	CID002762	Andorra, Andorra
Gold	8853 S.p.A.*	CID002763	Pero, Lombardia, Italy
Gold	Italpreziosi*	CID002765	Arezzo, Toscana, Italy
Tin	Metallo Belgium N.V.*	CID002773	Beerse, Antwerpen, Belgium
Tin	Metallo Spain S.L.U.*	CID002774	Berango, Bizkaia, Spain

Gold	SAXONIA Edelmetalle GmbH*	CID002777	Halsbruke, Sachsen, Germany
Gold	WIELAND Edelmetalle GmbH*	CID002778	Pforzeim, Baden-Wurttemberg, Germany
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	Vienna, Wien, Austria
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	CID002827	Marilao, Bulacan, Philippines
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CID002830	Ganzhou, Jiangxi Sheng, China
Tungsten	ACL Metais Eireli*	CID002833	Araçariguama, São Paulo, Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.*	CID002834	Thai Nguyen, Thái Nguyên, Vietnam
Tin	PT Menara Cipta Mulia*	CID002835	Mentawak, Kepulauan Bangka Belitung, Indonesia
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	Yi Chun City, Jiangxi Sheng, China
Tungsten	Woltech Korea Co., Ltd.*	CID002843	Gyeongju-si, Gyeongsangbuk-do, Korea Republic Of
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CID002844	Ganzhou, Jiangxi Sheng, China
Tungsten	Moliren Ltd.*	CID002845	Roshal, Moskovskaja oblast', Russian Federation
Tantalum	PRG Dooel*	CID002847	Skopje, Skopje, North Macedonia, Republic
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CID002849	Guanyang, Guangxi Zhuangzu Zizhiqu, China
Gold	AU Traders and Refiners*	CID002850	Johannesburg, Gauteng, South Africa
Gold	GCC Gujrat GoldCentre Pvt. Ltd.	CID002852	Ahmedabad, Gujarat, India
Gold	Sai Refinery	CID002853	Parwanoo, Himachal Pradesh, India
Gold	Modeltech Sdn Bhd	CID002857	Melaka, Malaysia
Tin	Modeltech Sdn Bhd	CID002858	Melaka, Malaysia
Gold	Bangalore Refinery*	CID002863	Bangalore, Karnataka, India
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Kyshtym, Chelyabinskaya oblast, Russian Federation
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Baden-Wurttemberg, Germany
Gold	Pease & Curren	CID002872	Rhode Island, United States
Gold	SungEel HiMetal Co., Ltd.*	CID002918	Gunsan-si, Jeollabuk-do, Korea Republic Of
Gold	Planta Recuperadora de Metales SpA*	CID002919	Mejillones, Antofagasta, Chile
Gold	Safimet S.p.A*	CID002973	Arezzo, Toscana, Italy
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	Chaozhou, Guangdong Sheng, China

Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Vilnius, Lithuania
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	CID003182	Yiyang, Hunan Sheng, China
Gold	African Gold Refinery	CID003185	Entebbe, Wakiso Uganda
Gold	NH Recytech Company	CID003189	Pyeongtaek-si, Gyeonggi-do, Korea Republic Of
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CID003190	Chifeng, Nei Mongol Zizhiqu, China
Gold	DS PRETECH Co., Ltd.*	CID003195	Chopyeong-myeon, Chungcheongbuk-do, Korea Republic Of
Tin	Pongpipat Company Limited	CID003208	Yangon, Myanmar
Gold	QG Refining, LLC	CID003324	Fairfield, Butler, United States of America
Tin	Tin Technology & Refining*	CID003325	West Chester, Pennsylvania, United States of America
Gold	Dijilah Gold Refinery FZC	CID003348	Sharjah, Ash Sharqah, United Arab Emirates
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Dongguan, Guangdong Sheng, China
Tin	Ma'anshan Weitai Tin Co., Ltd.*	CID003379	Maanshan, Anhui Sheng, China
Gold	CGR Metalloys Pvt Ltd.	CID003382	Cochin, Kerala, India
Gold	Sovereign Metals	CID003383	Ahmedab, Guajarat, India
Tungsten	KGETS Co., Ltd.*	CID003388	Siheung-si, Gyeonggi-do, Korea Republic Of
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.*	CID003397	Gejiu, Yunnan Sheng, China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CID003401	Longyan, Fujian Sheng, China
Tantalum	CP Metals Inc.	CID003402	Warren, Ohio, United States of America
Tungsten	Lianyou Metals Co., Ltd.*	CID003407	Fangliao, Pingtung, Taiwan Province of China
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	CID003408	Kirovgrad, Svedlovskaya oblast’ Russian Federation
Tin	Precious Minerals and Smelting Limited	CID003409	Jagdalpur, Chhattisgarh, India
Tungsten	Sofia Med	NA	Sofia, Bulgaria

Appendix B
Countries of Origin

Based on our due diligence, the identified countries of origin of the Conflict Minerals processed by the smelters and refiners listed in Appendix A may have included the countries listed below. The listed countries of origin are derived from information provided by RMI.

ANDORRA	FRANCE	MYANMAR	SUDAN
AUSTRALIA	GERMANY	NETHERLANDS	SWEDEN
AUSTRIA	INDIA	NEW ZEALAND	SWITZERLAND
BELGIUM	INDONESIA	NORTH MACEDONIA, REPUBLIC OF	TAIWAN, PROVINCE OF CHINA
BOLIVIA	ITALY	PERU	THAILAND
BRAZIL	JAPAN	PHILIPPINES	TURKEY
BULGARIA	KAZAKHSTAN	POLAND	UGANDA
CANADA	KOREA, REPUBLIC OF	RUSSIAN FEDERATION	UNITED ARAB EMIRATES
CHILE	KYRGYZSTAN	SAUDI ARABIA	UNITED STATES OF AMERICA
CHINA	LITHUANIA	SINGAPORE	UZBEKISTAN
CZECHIA	MALAYSIA	SOUTH AFRICA	VIET NAM
ESTONIA	MEXICO	SPAIN	ZIMBABWE